Exhibit 99.5

ANSYS, INC. ANNOUNCES DEFINITIVE AGEEMENT

TO ACQUIRE APACHE DESIGN SOLUTIONS, INC.

JUNE 30, 2011

ANSYS, Inc. (“ANSYS” or the “Company”) is providing a copy of these prepared remarks in combination with its acquisition announcement. This process and these remarks are offered to provide stockholders and analysts with additional time to review the materials in advance of our conference call. The conference call will begin today, June 30, 2011, at 11:30 Eastern Time and will include only brief overview comments regarding the transaction, followed by questions and answers. These prepared remarks will not be read on the call.

To access the live broadcast, please visit the Investor Relations section of ANSYS’ Web site at http://investors.ansys.com and click on audio webcasts. The call can also be heard by dialing (877) 883-0383 (US), (877) 885-0477 (CAN) or (412) 902-6506 (INT’L) at least ten minutes prior the call. The access code is 5239686. A replay will be available within two hours of the call’s completion at http://investors.ansys.com or at (877) 344-7529 (US) or (412) 317-0088 (CAN and INT’L) and referencing the access code 451889.

ANSYS is currently in a quiet period and will not be accepting phone call or meeting requests following today’s public conference call and webcast.

Conference Call Prepared Remarks:

ANSYS is pleased to announce that it has entered into a definitive agreement to acquire Apache Design Solutions, Inc. (“Apache”), a leading simulation software provider for power-efficient electronic design. Apache’s strengths are focused on enabling energy-efficient electronic solutions for products ranging from tablets and smart phones to supercomputers and communications equipment. Mobile devices in particular continue to enhance functionality and performance in the areas of power-hungry applications and cloud computing, further widening the power budget gap causing design challenges addressed by Apache’s technology. We believe the acquisition of Apache further extends the breadth, functionality, usability and interoperability of the ANSYS portfolio of engineering simulation solutions. This will increase operational efficiency and lower design and engineering costs for customers, and accelerate development and delivery of new and innovative products to the marketplace.

Apache is a leading simulation software provider for advanced, low power solutions in the electronics industry. Its innovative products help customers to lower power consumption, increase operating performance, reduce system costs and minimize design risks. Apache’s simulation software solutions enable customers to deliver power-efficient electronic products from initial prototyping to system signoff. ANSYS and Apache have many common customers who are using software from both companies for solving a multitude of electronic design problems. The combination of ANSYS’ and Apache’s software is expected to give ANSYS the most complete, independent engineering simulation software offering in the electronics industry, reaffirming and strengthening ANSYS’ commitment to open interface and flexible simulation solutions that are primarily driven by customer demand and choice.

Strategic Fit:

When combined with ANSYS’ solutions, Apache’s unique technology will enable ANSYS to further extend our industry leading electromagnetic and thermal extraction capabilities for electronic packages and boards by adding the leading integrated circuit (IC) solution for low power design. These highly complementary software solutions enhance the technological depth and breadth of our solutions for chip, package and board system design, particularly in the areas of electromagnetic interference (EMI), thermal stress and reliability, signal integrity and power integrity. Apache’s software simulation solutions provide answers to engineering problems for smart phones, tablets, set-top boxes, base stations, laptops, automotive electronics and many other electronic devices.

Customers are increasingly demanding simulation solutions for the design of electronic chip, package and board systems for seemingly every kind of electronic device produced today. This acquisition will complement and broaden the existing ANSYS portfolio of simulation solutions, enabling the combined company to deliver the integration, functionality and interoperability required by customers across the electronics industry.

Specific examples of how Apache strategically fits with ANSYS:

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This acquisition broadens the ANSYS software portfolio into integrated circuit chip design, specifically focusing on simulation of energy-efficient, low power devices. The demand for more power-efficient and noise-immune ICs has never been greater due to the proliferation of mobile devices requiring extended battery life, the trend towards smaller electronic systems that constrain battery size and cooling systems, the explosion of EMI between wireless chips and rising electricity costs associated with information technology infrastructure. The combination of ANSYS’ and Apache’s products and technologies will further ANSYS’ leadership in Simulation Driven Product Development for the electronics industry from initial IC prototyping to system signoff and design.

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This acquisition will enable ANSYS to utilize its existing global footprint, sales channel and customer base to further extend Apache’s solutions to even broader geographies, industries and applications. Apache’s customers include the top 20 semiconductor companies as measured by revenue in 2010 (according to iSuppli) and, in many cases, Apache’s customers are already common customers of ANSYS’ existing portfolio of simulation solutions. Apache’s and ANSYS’ combined software portfolio is expected to give ANSYS the most complete electronics simulation solutions for chip, package and board system design, thereby increasing operational efficiency and lowering design and engineering costs for customers.

Post-Closing Financial Impact:

This transaction is expected to be modestly accretive to non-GAAP earnings per share in the first full year of combined operations. Further, we expect to see an increase in our non-GAAP combined revenue growth and a continuation of solid non-GAAP operating margins and cash flows from operations following the close of this transaction.

By combining Apache’s power analysis and optimization software for ICs and electronic systems with ANSYS’ current electronics solutions, sales channels and global operational scale, we see the opportunity to increase the growth trajectory for Apache’s simulation solutions.

Key Terms of the Transaction:

ANSYS has entered into a definitive agreement to acquire Apache for approximately $310 million in cash, which includes an estimated $29 million in cash on Apache’s balance sheet. ANSYS intends to fund the transaction with cash on-hand from the combined organization.

The agreement also includes retention provisions and incentives for key members of management and employees, earned over a three fiscal year period following closing, including an additional $13 million of performance equity awards.

The transaction, currently anticipated to close in the third calendar quarter of 2011, is subject to customary closing conditions and regulatory approvals. After the closing, Apache will become a wholly-owned subsidiary of ANSYS.

Further details of the transaction are contained in our joint press release and the other related materials that have been posted on our Web site, our current report on Form 8-K dated June 30, 2011 and in the Merger Agreement dated June 29, 2011.

Closing Comments:

ANSYS would like to thank Andrew Yang and the entire Apache team for their focus and dedicated efforts in bringing this strategic transaction together. They have developed highly innovative technology that addresses a growing customer demand for more power-efficient and noise-immune ICs and electronic systems, and possess world-class talent. The ANSYS team is very excited about the opportunities ahead for the combined company.

We will provide greater detail about integration plans and the future financial impact of this transaction subsequent to the actual closing of the transaction.

Forward Looking Information:

Certain statements contained in this communication regarding matters that are not historical facts, including statements regarding the parties’ ability to consummate the proposed transaction and timing thereof, expectations that the proposed acquisition, if completed, should be modestly accretive to non-GAAP earnings per share in the first full year of combined operations and expectations regarding an increase in non-GAAP combined revenue growth and a continuation of solid non-GAAP operating margins and cash flows from operations following the close of this transaction, statements regarding the complementary and efficient integration of ANSYS and Apache and their ability to minimize disruptions from the transaction across the businesses, statements regarding the impact of the pending acquisition, the combined company’s ability to accelerate development and delivery of new, innovative, world class and customer-driven engineering simulation products and solutions to the marketplace, to lower design and engineering costs for customers and to drive energy-efficient electronic product development and the ability of the combined company to lead the evolution and innovation of engineering simulation in the 21st century, and the impact of the transaction on employees and our operational plans, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in these remarks are subject to risks and uncertainties. These include the risk that the acquisition of Apache may not be consummated, the risk that the businesses of ANSYS and Apache may not be combined successfully or that such combination may take longer or cost more to accomplish than expected, and the risk that operating costs, customer loss and business disruption following the acquisition of Apache may be greater than expected. Additional risks include the risk of a general economic downturn in one or more of the combined company’s primary geographic regions, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for the combined company’s products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that the combined company’s operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, risks that enhancements to the combined company’s products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, disruption from the transaction making it more difficult to maintain relationships with customers and employees and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the U.S. Securities and Exchange Commission, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents ANSYS has filed. ANSYS and Apache undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.